Exhibit 32.1

    Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                   CERTIFICATE OF CO-CHIEF EXECUTIVE OFFICERS

         This Certificate is being delivered pursuant to the requirements of
Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

         The undersigned, who are the Co-Chief Executive Officers of Cox Technologies, Inc. ("Company") hereby certifies as follows:

         The Quarterly Report of Form 10-Q of the Company ("Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  12-22-03   /s/ Brian D. Fletcher               /s/ Kurt C. Reid
       --------   -----------------------------       --------------------------
                  Brian D. Fletcher                   Kurt C. Reid
                  Co-Chief Executive Officer          Co-Chief Executive Officer




                                       22